Exhibit 99.2
EXECUTION COPY
MAVERICK TUBE CORPORATION,
Issuer
AND
THE BANK OF NEW YORK,
Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of October 5, 2006

2004 4.00% Convertible Senior Subordinated Notes due 2033

Supplementing the Indenture
dated as of December 30, 2004
between Maverick Tube Corporation and
The Bank of New York, Trustee

          FIRST SUPPLEMENTAL INDENTURE, dated as of October 5, 2006 (the “First Supplemental Indenture”), between Maverick Tube Corporation, a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Company has heretofore made, executed and delivered to the Trustee an Indenture, dated as of December 30, 2004 (the “Indenture”), between the Company and the Trustee, providing for the issuance of 2004 4.00% Convertible Senior Subordinated Notes due 2033 (the “Notes”);
          WHEREAS, the Company issued Notes in an exchange offer on December 30, 2004, and Notes remain outstanding as of the date hereof;
          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of June 12, 2006 (the “Merger Agreement”), among the Company, Tenaris, S.A., a Luxembourg société anonyme (“Purchaser”), and Tenaris, S.A. Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), Merger Sub will be merged with and into the Company and the Company shall be the surviving corporation (the “Merger”); and pursuant to the Merger Agreement, each issued and outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company will be exchanged for the right to receive merger consideration in cash in an amount equal to $65.00 and, following the Merger, all of the Common Stock will be cancelled;
          WHEREAS, the Merger occurred on October 5, 2006;
          WHEREAS, Section 7.01(a) of the Indenture has heretofore provided that a Holder may convert its Notes at any time during which any condition stated in paragraph 10 in the Notes is met into cash and, if applicable, shares of Common Stock at a rate per $1,000 principal amount of Notes equivalent to 34.2583 shares of Common Stock, subject to adjustment as set forth in the Indenture;

          WHEREAS, as a result of the Merger, a holder of 34.2583 shares of Common Stock is entitled to receive cash in the amount of $2,226.79 in exchange for such shares;
          WHEREAS, Section 7.06(f) of the Indenture provides, among other things, that if the Company is a party to a transaction that constitutes a Public Acquirer Change of Control, a Holder may elect to convert any Notes pursuant to the provisions of paragraph 10 of the Notes that permit conversion of Notes following the occurrence of a Public Acquirer Change of Control (as specified in a notice of conversion delivered by such Holder as contemplated by the provisions of paragraph 10 of the Notes), such Holder’s right to convert will be changed into a right to convert such Notes into Cash and, if applicable, into Public Acquirer Common Stock, and the provisions of Section 7.12 shall not be applicable to those Notes and in connection with any such conversion, the Conversion Rate will be deemed to have been adjusted, effective as of the effectiveness of the transaction that constitutes the Public Acquirer Change of Control, so that the same shall be deemed to equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of such transaction by the fraction set forth in Section 7.06(f) of the Indenture;
          WHEREAS, Section 7.12 of the Indenture provides that if the Company is a party to a consolidation, merger, combination or binding share exchange with another corporation as a result of which holders of Common Stock are entitled to receive stock, securities, property or other assets (including cash) in exchange for their Common Stock, the Company shall execute with the Trustee a supplemental indenture to the Indenture providing for the conversion and settlement of the Notes and any applicable adjustments thereto, such that the Conversion Value with respect to each $1,000 principal amount of Notes converted following the effective date of any such transaction shall, unless the Holder elects to convert its Notes in accordance with the provisions of Section 7.06(f), be calculated based on the kind and amount of stock, securities, other property, assets or cash received upon such transaction by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction;

          WHEREAS, the Company has advised the Trustee that there has been no Public Acquirer Change of Control and that it wishes to execute and deliver to the Trustee this First Supplemental Indenture in accordance with the provisions of Section 7.12 of the Indenture;
          WHEREAS, the Trustee has advised the Company that it cannot enter into this First Supplemental Indenture unless the rights of Holders and the Trustee to assert the applicability of those provisions applicable in the event there has been a Public Acquirer Change of Control are preserved; and
          WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid, binding and legal agreement according to its terms have been done and performed, and the execution of this First Supplemental Indenture has in all respects been duly authorized.
          NOW, THEREFORE, in consideration of the premises contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee hereby agree for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:
          Section 1. Pursuant to Section 7.12 of the Indenture, the Company hereby agrees that, after the effective time of the Merger, at any time during which any condition stated in paragraph 10 of the Notes is met, a Holder may convert its Notes into cash in the amount of $2,226.79 per $1,000 principal amount, and the parties hereto agree that:
          (a) Section 7.01(a) of the Indenture is hereby amended to read in its entirety as follows:
Subject to and in accordance with the provisions of this Indenture, a Holder may convert its Notes at any time during which any condition stated in paragraph 10 of the Notes is met into Cash at a rate per $1,000 principal amount of Notes equal to $2,226.79 (the “Conversion Rate”). A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or an integral multiple of $1,000.

          (b) The fourth full paragraph of paragraph 10 of the Notes is hereby amended to read in its entirety as follows:
          The Conversion Rate is $2,226.79 in cash per $1,000 principal amount of Notes.
Notwithstanding the foregoing, the Trustee’s agreement to the changes set forth in this Section or any other provision of this First Supplemental Indenture (1) shall not constitute a waiver, consent or modification of the rights of the Trustee and the Holders to assert the applicability of those provisions applicable in the event there has been a Public Acquirer Change of Control, and such rights are preserved, and (2) in any litigation in a court of competent jurisdiction over whether such provisions are applicable, the Company shall not be able to assert that this First Supplemental Indenture constitutes a waiver, consent or modification of any obligations of the Company pursuant to such provisions.
          Section 2. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 3. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.
          Section 4. Unless otherwise defined in this First Supplemental Indenture, all terms used in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.
          Section 5. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Section 6. This First Supplemental Indenture amends and supplements the Indenture and shall be a part and subject to all the terms thereof. Except as amended and supplemented hereby, the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.
          Section 7. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 8. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this First Supplemental Indenture.
          Section 9. All agreements of the Company in this First Supplemental Indenture shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.
          Section 10. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

MAVERICK TUBE CORPORATION

By	/s/ German Cura Name: German Cura
Title: Chairman of the Board, Chief
Executive Officer and President
Sworn to before me this
5th day of October, 2006.

/s/ Elizabeth A. Schepers

Notary Public

THE BANK OF NEW YORK

By	/s/ Gary S. Bush Name: Gary S. Bush
Title: Vice President
Sworn to before me this
5th day of October, 2006.

/s/ Cheryl L. Clarke

Notary Public